Exhibit 99.1

          ATG Reports Second Quarter 2006 Financial Results;
       Revenue Grew 25 Percent Year-Over-Year to $25.2 Million;
        Company Raises Full-Year 2006 GAAP Net Income Guidance

    CAMBRIDGE, Mass.--(BUSINESS WIRE)--July 25, 2006--Art Technology Group, Inc. (NASDAQ: ARTG) whose licensed and on demand technology powers e-commerce sites and supporting e-marketing and customer care solutions for the world's most customer-centric enterprises, today reported financial results for the second quarter ended June 30, 2006.
    Revenue for the second quarter of 2006 was $25.2 million, a 25 percent increase over second quarter 2005 revenue of $20.3 million.
    Net income for the second quarter of 2006, in accordance with United States Generally Accepted Accounting Principles (GAAP), was $2.3 million, or $0.02 per diluted share. This compares with a net loss of $0.3 million, or $0.00 per share, in the second quarter of 2005. GAAP net income in the second quarter of 2006 includes equity-related compensation charges of approximately $906,000 reflecting the company's adoption of Statement of Financial Accounting Standards No. 123R on January 1, 2006.
    Non-GAAP net income (1) for the second quarter of 2006 was $4.0 million, or $0.03 per diluted share. This compares to non-GAAP net income of $0.9 million, or $0.01 per diluted share for the second quarter of 2005.
    Cash, cash equivalents, and marketable securities as of June 30, 2006 increased $3.8 million to $37.4 million from $33.6 million as of December 31, 2005.
    "ATG delivered another solid quarter with revenue growth of 25%," said Bob Burke, ATG's president and CEO. "Our results reflect the continued healthy demand for our commerce and customer care solutions. During the quarter, we released significant enhancements to our product line and OnDemand service offerings, which increase our leadership position."
    Julie Bradley, ATG's senior vice president and CFO, said, "We are very pleased with our financial performance for the second quarter and the first half of 2006. Our increased net income guidance for the full year reflects the company's ability to manage expenses while executing on its growth strategy."

    Second-Quarter Highlights

    -- Generated business from new and repeat customers including Allstate, AT&T, American Heart Association, Body Shop, CapGemini, CCH, The Container Store, Deutsche Post, Dell, El Corte Ingles (the largest retailer in Spain and one of the largest such groups in all of Europe), Irwin Financial, Jeppesen Sanderson (division of Boeing), Loyalty Management Group, Motricity, Oriflame Cosmetics, PayPal, Symantec, and Viking Range.

    -- Hired Lou Frio as Senior Vice President, Services, adding significant depth to the Services management team. Frio brings to ATG more than 20 years of experience managing worldwide services organizations, business consulting groups and managed services offerings at companies such as Unisys, ePresence and Data General.

    -- Launched ATG Live Chat, available licensed or OnDemand. Based on the Wisdom platform, and fully integrated with ATG commerce and response management capabilities, ATG Live Chat leverages the customer's profile and purchase history to suggest highly relevant up-sell and cross-sell offers - increasing conversion rates and basket size. No other chat product does this.

    -- Announced a significant advance in "searchandising." ATG now offers the only solution that integrates catalog search and Web store merchandising functionality, to ensure that online shoppers find merchandise in a way that fits the merchandisers' strategy.

    --  Introduced a new analytics platform called ATG Customer
        Intelligence, delivering integrated reporting across the ATG product line and with external data sources.

    -- Enhanced the ATG email response management product, already rated number one by Gartner, and made it available as part of the OnDemand suite.

    -- Hosted record number of customers, prospects and partners at third annual ATG Insight Live conference in April.

    Financial Guidance and Business Outlook

    Based on its first half 2006 results and current market conditions, ATG is reiterating its previously announced revenue guidance and raising its net income guidance for the full year 2006. Revenue for 2006 is expected to be in the range of $97 million to $105 million. GAAP net income for the year ending December 31, 2006 is expected to be in the range of $8 to $11 million. This guidance includes an estimated $3 million to $4 million of non-cash stock-based compensation expense, reflecting the company's adoption of SFAS 123R effective January 1, 2006.


Forward-Looking Guidance Reconciliation

Year Ending December 31, 2006

               GAAP Guidance                        Non-GAAP Guidance

                FROM    TO           Adjustment          FROM     TO

Revenue         $97    $105         $           -          $97   $105
Net Income        8      11            $5 - $6 (a)          13     17
Diluted EPS    0.07    0.09         $0.04 - $0.05 (b)     0.11   0.14

    (a) Estimated annual amortization of acquired intangibles of $2 million and estimated stock based compensation expense of $3 - 4 million to be recorded for the periods indicated in accordance with Statement of Financial Accounting Standards No. 123R, Share-Based Payments, ("SFAS 123R") which is effective for periods beginning January 1, 2006. Periods prior to 2006 do not include stock-based compensation expense.

    (b) Estimated per diluted share effect of amortization and stock-based compensated noted in (a).


    Conference Call Reminder

    ATG management will discuss the company's second-quarter 2006 financial results, recent highlights, and business outlook for the remainder of 2006 on its quarterly conference call for investors at 10:00 a.m. ET today. The conference call will be broadcast live over the Internet. Investors interested in listening to the webcast should log on to the "For Investors" section of the ATG website, www.atg.com. The live conference call also can be accessed by dialing (719) 457-2626 or (800) 967-7135. A replay of the call will be available on the company's website later in the day.

    (1) Use of Non-GAAP Financial Measures

    ATG is providing the non-GAAP historical and forward-looking financial measures presented below as the company believes that these figures are helpful in allowing individuals to better assess the ongoing nature of ATG's core operations. A "non-GAAP financial measure" is a numerical measure of a company's historical or future financial performance that excludes amounts that are included in the most directly comparable measure calculated and presented in the GAAP statement of operations. Net income (non-GAAP) and net income per share (non-GAAP), as we present them in the financial data below included in this press release, have been normalized to exclude the net effects of restructuring actions and the amortization of intangible assets and non-cash compensation charges. Management believes that these normalized non-GAAP financial measures excluding restructuring and amortization better reflect its operating performance as these non-GAAP figures exclude the effects of non-recurring or non-cash expenses. Management believes that these charges are not necessarily representative of underlying trends in the company's performance and their exclusion provides individuals with additional information to compare the company's results over multiple periods. Also, the company's financial results have not historically reflected the impact of non-cash compensation charges required by the adoption of SFAS 123R effective in 2006, and management believes it may be helpful to investors to present a measure of its financial results that is prepared on a basis that is comparable to its reported results for prior periods. The company uses the normalized non-GAAP financial measures internally to focus management on period-to-period changes in the company's core business. Therefore, the company believes that this information is meaningful in addition to the information contained in the GAAP presentation of financial information. The presentation of this additional non-GAAP financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP.
    In accordance with the requirements of Regulation G issued by the Securities and Exchange Commission, the table below presents the most directly comparable GAAP financial measure and reconciles the normalized non-GAAP financial metrics to the comparable GAAP measures.


                      ART TECHNOLOGY GROUP, INC.
                 (In thousands, except per share data)
                              (UNAUDITED)

                                    Three Months     Six Months Ended
                                    Ended June 30,       June 30,
                                  ------------------ -----------------
                                     2006     2005      2006     2005
                                  -------- --------  -------- --------

Net Income  (GAAP)                 $2,274    $(327)   $4,914   $1,081

Amortization of Acquired
 Intangibles                          513      580     1,026      976
Net Restructuring                     323      671       323      875
Equity Related Compensation           905        -     1,500        -
                                  -------- --------  -------- --------

Net Income  (non-GAAP)             $4,015     $924    $7,763   $2,932
                                  ======== ========  ======== ========




Net Income (non-GAAP) per share:

Basic                               $0.04    $0.01     $0.07    $0.03
Diluted                             $0.03    $0.01     $0.07    $0.03


Shares used in per share
 calculations:

Basic                             111,515  109,218   111,225  109,218
Diluted                           117,161  109,218   116,471  109,218



    About ATG

    ATG (Art Technology Group, Inc., NASDAQ: ARTG) makes the software that the world's most customer-conscious companies use to create a more relevant and consistent customer experience, throughout the marketing, commerce, and customer care lifecycle, and across the Web, e-mail, chat, call center, and mobile channels. Offering an alternative to the traditional silo-based approach to customer-facing applications, the ATG Wisdom(TM) platform integrates ATG's best of breed products into a seamless, more compelling experience made relevant to each customer and segment through unique content targeting technology. ATG solutions are available through traditional licensing or delivered as a service, on-demand. ATG's solutions power over 600 major brands, including Adobe, A&E Networks, American Eagle Outfitters, B&Q, Best Buy, Cingular Wireless, Dell, DirecTV, France Telecom, Hewlett-Packard, Intuit, Johnson & Johnson, Louis Vuitton, Mercedes-Benz, Neiman Marcus, New York & Company, Nokia, Nike, OfficeMax, PayPal, Philips, Procter & Gamble, Rubbermaid, Smith & Hawken, Symantec, T-Mobile, Target, Urban Outfitters, Verisign, and Walgreens. The company is headquartered in Cambridge, Massachusetts, with additional locations throughout North America and Europe. For more information about ATG, please visit www.atg.com.

    (C) 2006 Art Technology Group, Inc. ATG and Art Technology Group are registered trademarks and ATG Wisdom is a trademark of Art
Technology Group, Inc. All other product names, service marks, and trademarks mentioned herein are trademarks of their respective owners.

    This press release contains forward-looking statements about the company's estimated revenue and earnings. These statements involve known and unknown risks and uncertainties that may cause ATG's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. These risks include the effect of weakened or weakening economic conditions or perceived conditions on the level of spending by customers and prospective customers for ATG's software and services; financial and other effects of cost control measures; quarterly fluctuations in ATG's revenues or other operating results; customization and deployment delays or errors associated with ATG's products; the risk of longer sales cycles for ATG's products and ATG's ability to conclude sales based on purchasing decisions that are delayed; satisfaction levels of customers regarding the implementation and performance of ATG's products; ATG's need to maintain, enhance, and leverage business relationships with resellers and other parties who may be affected by changes in the economic climate; ATG's ability to attract and maintain qualified executives and other personnel and to motivate employees; activities by ATG and others related to the protection of intellectual property; potential adverse financial and other effects of litigation (including intellectual property infringement claims) and the release of competitive products and other activities by competitors. Further details on these risks are set forth in ATG's filings with the Securities and Exchange Commission
(SEC), including the company's annual report on Form 10-K for the period ended December 31, 2005, as filed with the SEC. These filings are available free of charge on a website maintained by the SEC at http://www.sec.gov.


                      ART TECHNOLOGY GROUP, INC.
                 CONDENSED CONSOLIDATED BALANCE SHEETS
                            (In thousands)
                              (UNAUDITED)

                                            For the Periods ended
                                       ------------------------------
                                         June 30,        December 31,
                                           2006             2005
                                       ------------       -----------
               Assets

Current assets:
Cash, cash equivalents
 and marketable
 securities                                $37,405            $33,569
Accounts receivable, net                    24,557             21,459
Prepaid expenses and
 other current assets                        2,148              1,130
                                       ------------           --------

  Total current assets                      64,110             56,158


Property and equipment, net                  3,619              2,995
Intangible assets, net                       3,832              4,859
Other assets                                 1,275              1,406
Goodwill                                    27,347             27,347
                                       ------------           --------

  Total long-term assets                    36,073             36,607

                                       ------------           --------
  Total assets                            $100,183            $92,765
                                       ============           ========

            Liabilities and Stockholders' Equity

Current liabilities:
Accounts payable                            $3,428             $2,719
Accrued expenses                            12,398             13,359
Deferred revenue                            22,336             21,113
Accrued restructuring, current portion       1,711              3,012
Other current liabilities                       66                254
                                       ------------           --------

  Total current liabilities                 39,939             40,457

Accrued restructuring, less current
 portion                                     2,384              2,085
Capital lease obligations, less current
 portion                                        24                 63
                                       ------------           --------

  Total long-term liabilities                2,408              2,148

  Stockholders' equity                      57,836             50,160
                                          --------            --------

  Total liabilities and
   stockholders' equity                   $100,183            $92,765
                                       ============           ========


                      ART TECHNOLOGY GROUP, INC.
            CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                 (In thousands, except per share data)
                              (UNAUDITED)

                                    Three Months     Six Months Ended
                                    Ended June 30,        June 30,
                                  ------------------ -----------------
                                     2006     2005      2006     2005
                                  -------- --------  -------- --------

Revenues:
 Product License                   $9,122   $5,319   $17,222  $12,702
 Services                          16,107   14,942    31,963   29,553
                                  -------- --------  -------- --------
  Total Revenue                    25,229   20,261    49,185   42,255

Cost of Revenues:
 Product License                      518      378     1,016      942
 Services                           6,903    5,367    13,568   10,806
                                  -------- --------  -------- --------
  Total Cost of Revenues            7,421    5,745    14,584   11,748

                                  -------- --------  -------- --------
Gross Profit                       17,808   14,516    34,601   30,507
 Gross Profit %                        71%      72%       70%      72%

Operating Expenses:
 Research and development           5,119    4,548     9,946    9,137
 Sales and marketing                7,894    6,996    14,817   13,796
 General and administrative         2,744    2,704     5,424    5,692
 Restructuring                        323      671       323      875
                                  -------- --------  -------- --------
  Total Operating Expenses         16,080   14,919    30,510   29,500

Income from Operations              1,727     (403)    4,090    1,007

 Interest and other income, net       547       89       824      100
                                  -------- --------  -------- --------

Income before tax provision         2,274     (314)    4,914    1,107
 Provision (benefit) for income
  taxes                                 -       13         -       26
                                  -------- --------  -------- --------

Net Income                         $2,274    $(327)   $4,914   $1,081
                                  ======== ========  ======== ========

Earnings Per Share
 Basic                              $0.02   $(0.00)    $0.04    $0.01

 Diluted                            $0.02   $(0.00)    $0.04    $0.01

Shares Outstanding
 Basic                            111,515  109,218   111,225  108,950

 Diluted                          117,161  109,218   116,471  110,739


                     ART TECHNOLOGY GROUP, INC.
                             (UNAUDITED)

                                         Three Months    Six Months
                                         Ended June 30, Ended June 30,
                                        ------------------------------
                                          2006    2005    2006  2005
                                        ------- ------- ------- ------
Equity-Related Compensation:

Cost of Revenues                          $209      $-    $354     $-
Research and Development                   234       -     388      -
Sales and Marketing                        264       -     429      -
General and Administrative                 198       -     328      -
                                        ------- ------- ------- ------

Total Equity-Related Compensation         $905      $-  $1,499     $-
                                        ======= ======= ======= ======


Depreciation and Amortization:

Depreciation                              $581     $427  $1,118   $938
Amortization                               513      580   1,026  1,159
                                        ------- ------- ------- ------

Total Depreciation and Amortization     $1,094   $1,007  $2,144 $2,097
                                        ======= ======= ======= ======


Capital Expenditures:

Purchases of Property and Equipment       $742    $175  $1,743   $271

Total Capital Expenditures                $742    $175  $1,743   $271
                                        ======= ======= ======= =====


End of Period Statistics:

Number of Employees                        330     317     330    317
Number of Hosted Sites                      60     n/a      60    n/a

    CONTACT: ATG
             Julie Bradley, 617-386-1005
             cfo@atg.com
             or
             Kimberly Maxwell, 617-386-1006
             kmaxwell@atg.com